EXHIBIT 3.0
                           ARTICLES OF INCORPORATION
                            OF SAFE SOLUTIONS, INC.

         Filed in the Office of the
         Secretary of State of Texas
         Jan 14, 1997

                          ARTICLES OF INCORPORATION OF
                              SAFE SOLUTIONS, INC.

     The undersigned natural person of the age of eighteen (18) years or more acting as incorporator Of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for the corporation.

                                   ARTICLE ONE
                                      NAME

         The name of the corporation is SAFE SOLUTIONS, INC.

                                   ARTICLE TWO
                                    DURATION

         The period of its duration is perpetual.

                                  ARTICLE THREE
                                    PURPOSES

         The purposes for which the corporation is organized are (i) to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act and (ii) to have and exercise all rights and powers that are now or may hereafter be granted to a corporation by law.


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                                  ARTICLE FOUR
                                 CAPITALIZATION

         The aggregate number of share that the corporation shall have authority to issue is Ten Thousand Shares (10,000) shares of the par value of One Dollar ($1.00) each.

                                  ARTICLE EIGHT
                                 STOCK STRUCTURE

         The corporation is authorized to issue only one (1) class of shares of stock and no distinction shall exist between the shares of the corporation or between the holders thereof.

                                   ARTICLE SIX
                                ISSUANCE OF STOCK

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.

                                  ARTICLE SEVEN
                           REGISTERED OFFICE AND AGENT

         The street address of its initial registered office is 4806 Harvest Hill Road, Dallas, Texas 75244, and the name of its initial registered agent is Marguerite Gibson, whose address is 4806 Harvest Hill Road, Dallas, Texas 75244.

                                  ARTICLE EIGHT
                                   DIRECTOR(S)

         The number of Director(s) constituting the initial Board of Directors is three (3) and the name and address of the person who is to serve as Directors until the first annual meeting of the shareholders or until his successor(s) are elected and qualified is:

                  Robert Gibson
                  4806 Harvest Hill
                  Dallas, Texas 75244

                  Jeffrey William Truhn
                  3004 Little Cypress Cove
                  Winterpark, Florida 75228

                  John Dennis Kunkel
                  Box 19-373
                  2250 East Tropicana
                  Las Vegas, NV 89119


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                                  ARTICLE NINE
                                  INCORPORATOR

         The name and address of the incorporator is:

                  Robert Gibson
                  4806 Harvest Hill
                  Dallas, Texas 75244

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on this 30th day of December, 1996.

                                                            /s/ Robert C. Gibson
                                                                ROBERT GIBSON


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EX-3.1
ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION OF
SAFE SOLUTIONS, INC.
                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              SAFE SOLUTIONS, INC.


Pursuant to the applicable provisions of the Texas Business Corporations Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

FIRST:  The present name of the corporation is Safe Solutions, Inc.

SECOND: The following amendment to its Articles of Incorporation were adopted by the shareholders of the corporation on June 20, 1998, in the manner prescribed by Texas law.

1.  ARTICLE FOUR is amended to read as follows:

     ARTICLE FOUR-CAPITALIZATION

     The aggregate number of shares which this corporation shall have authority to issue is Ten Million (10,000,000) shares of common voting stock, par value of $.0001 per share. All stock of the corporation shall be of the same class and have the same rights and preferences. There shall be no pre-emptive rights and no cumulative voting.


THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 3,000 shares.

FOURTH: The number of shares voted for such amendments was 2,000 and the number voted against such amendments was none.


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DATED this 20th day of June, 1998.

Attest:

Safe Solutions, Inc.

By:

/s/Robert C. Gibson
   ----------------
Robert Gibson, Chairman of the Board

/s/Jeff Truhn
-------------
Jeff Truhn, Secretary